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ESB Financial Corporation
Exhibit 11 - Statement re: computation of per share earnings
(amounts, except earnings per share and share amounts, in thousands)
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                                                                      Three Months          Three Months
                                                                         Ended                  Ended
                                                                   September 30, 1999    September 30, 1998
                                                                   ------------------    ------------------
Net income                                                                $     1,421           $     1,497
Weighted-average common shares outstanding                                      4,956                 5,315
                                                                   ------------------    ------------------
         Basic earnings per share                                         $      0.29           $      0.28
                                                                   ==================    ==================
Weighted-average common shares outstanding                                      4,956                 5,315
Common stock equivalents due to effect of stock options                           109                   237
                                                                   ------------------    ------------------
Total weighted-average common shares and equivalents                            5,065                 5,552
         Diluted earnings per share                                       $      0.28           $      0.27
                                                                   ==================    ==================

                                                                      Nine Months            Nine Months
                                                                         Ended                  Ended
                                                                   September 30, 1999    September 30, 1998
                                                                   ------------------    ------------------
Net income                                                                $     4,330           $     4,595
Weighted-average common shares outstanding                                      4,997                 5,439
                                                                   ------------------    ------------------
         Basic earnings per share                                         $      0.87           $      0.84
                                                                   ==================    ==================
Weighted-average common shares outstanding                                      4,997                 5,439
Common stock equivalents due to effect of stock options                           131                   248
                                                                   ------------------    ------------------
Total weighted-average common shares and equivalents                            5,128                 5,687
         Diluted earnings per share                                       $      0.84           $      0.81
                                                                   ==================    ==================

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